                                       Rule 424 (b)(2)
                                       File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR148                  Dated:  10/3/97
                           -----                          -------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EGF6

Principal Amount:                               25,000,000.00

Settlement Date:                                10/3/97

Base Rate:                                      Fed Funds (Telerate pg. 120)

Index Maturity:                                 Daily

Initial Interest Rate:                          5.67% (5.52% Effective Fed
                                                Funds Rate 10/2/97)

Spread or Spread Multiplier, if applicable:     PLUS 15 BPS

Interest Rate Rest Dates:                       Daily (using 1 day look back)

Interest Payment Dates:                         Quarterly on 3rd Wed of Jan,
                                                Apr, Jul, Oct

First Coupon:                                   01/21/98 (Long First Coupon)

Day Count:                                      Actual/360

Stated Maturity Date:                           10/4/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Initial Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: